Phunware Reports Fourth Quarter and Full Year 2025 Financial Results

Evolution to Focus on Hospitality and Related Markets, Steady Product Revenue, Customer Growth and Expanding Leadership Team

Exits FY25 with Strong Cash Position to Accelerate AI Platform and Products and New Corporate Initiatives

AUSTIN, Texas – March 18, 2026 – Phunware, Inc. (“Phunware” or the “Company”) (NASDAQ: PHUN), the enterprise cloud platform for mobile-first software products, solutions, data, and services to enable customers to engage, manage, and monetize their global audiences, today reported financial results for the fourth quarter and year ended December 31, 2025.

Financial Highlights

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Net revenue increased 33% to $0.8 million in Q4 2025, as compared to $0.6 million in Q4 2024.
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Gross margin improved to 57.7% in Q4 2025, as compared to 23.3% in Q4 2024, a 3,443 basis point improvement.
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Net loss improved to $2.1 million in Q4 2025, as compared to a net loss of $2.6 million in the previous year period.
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Net loss per basic and diluted share was ($0.11) in Q4 2025, as compared to ($0.15) per basic and diluted share in Q4 2024.
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FY 2025 net revenue decreased to $2.6 million from $3.2 million in FY 2024.
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FY 2025 gross margin increased 500 basis points to 50.6%, as compared to 45.6% in the prior year period.
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FY 2025 net loss was $11.4 million, or ($0.57) per basic and diluted share, compared to a net loss of $10.3 million, or ($0.94) per basic and diluted share in FY 2024.
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Net cash used in operations decreased to $12.5 million for the year ended December 31, 2025, as compared to $13.3 million for the previous year period.
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Cash and cash equivalents totaled $100.6 million as of December 31, 2025.

Recent Business Highlights

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Introduced two hospitality specific products, one for luxury brands and the other for full-service independent property owners, which provide solutions for developing modular, native mobile apps, with cloud-driven updates and a range of solutions for enhancing on-property guest experiences and engagements and ancillary revenue growth.

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Launched a redesigned corporate website and a refined portfolio of products for enhancing hospitality guest-related experiences, engagements and revenues.
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Continued investment in artificial intelligence (“AI”) to employ and integrate within our internal systems and product and services offerings.
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Continued development and release of our AI Concierge product, which is designed to personalize customer guest journeys through real-time wayfinding, Q&A and on-property recommendations.
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Announced election of Ed Lu to the Board of Directors, bringing financial, strategic and operational leadership experience to guide the Company's finance and technology strategy and customer initiatives.
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Appointed Elliot Han, a director of the Company since 2024 with experience in corporate finance and investments in digital asset companies, as Chairperson of the Board of Directors.
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Appointed Jeremy Krol, our Interim CEO, to the Board of Directors.

Management Commentary

“The decrease of approximately $0.6 million in revenue from fiscal year 2024 to fiscal year 2025 was the result of a softening advertising market, but this was positively offset by growth in our software business. Moreover, net revenue increased 33% to $0.8 million in Q4 2025, as compared to $0.6 million in Q4 2024. The fourth quarter of 2025 and early 2026 reflects the ongoing evolution of our pioneering capabilities and forward-thinking approach to mobile software products and solutions that focus on the multi-billion-dollar hospitality market,” said Jeremy Krol, Interim CEO of Phunware. “We believe our platform and products can fundamentally change the economics of large hotels and resorts and deliver the most value to customers and shareholders.

"We recently introduced two hospitality-specific product tiers designed to align our platform with the distinct needs of different property segments. Our Luxury Engagement tier is built for premium hospitality brands. It delivers fully personalized digital guest experiences anchored by Phunware's deep wayfinding capabilities, serving as a branded, immersive companion for guests throughout the on-property journey. It is designed to anticipate guest needs, enhance discovery, and reinforce the brand's premium identity at every touchpoint. Our Enriched Experience tier is built for full-service independent properties. It delivers guest engagement through curated digital touchpoints that drive on-property discovery and surface amenities and events, extending core services into more intelligent, dynamic guest interactions to create new revenue opportunities for property operators. Both tiers are designed to deepen guest relationships while expanding monetization opportunities for property operators.

"We continue to invest in artificial intelligence across our internal operations and products. We note that IDC, a leading market intelligence provider, estimates that 50% of AI budgets in hospitality and travel will be allocated to guest personalization efforts by 2030, powering ambient intelligence and preference anticipation to increase guest satisfaction, and we intend to capitalize on that trend. Our AI Concierge, a generative AI module embedded within our mobile applications, serves as a conversational, human-like interface that enhances guest engagement and creates new monetization opportunities for our hospitality customers. Unlike conventional chatbot solutions, the

AI Concierge is deeply integrated with Phunware's proprietary navigation and mapping technology, enabling guests to receive intelligent, context-aware responses and to be routed directly to their rooms, points of interest, restaurants, the spa and other on-property destinations with turn-by-turn directions and live blue-dot wayfinding. This integration of real-time conversational AI and on-property spatial intelligence represents what we believe is a significant differentiator for Phunware in the hospitality technology market. Following a successful pilot program with one of our large resort customers, AI Concierge is now commercially available, and Phunware is actively selling this module to new and existing customers.

"We recognize that hospitality brands are built on trust and we are taking a deliberate, collaborative approach on AI development for our products. Rather than deploying simple generative AI features at scale, we are working closely with our customers to develop agentic and predictive guest-focused AI solutions tailored to their immediate operational needs while progressively building more robust language models trained on increasingly complete guest behavior, location intelligence and property data. We believe this measured approach of combining near-term commercial value with longer-term data and model enterprise value and maturity positions us to deliver AI guest experience capabilities that luxury brands and independent property operators can deploy with confidence and their guests will actually use, which in our view is ultimately the threshold that separates AI as a strategic asset from AI as a marketing line item in this vertical. Beyond hospitality, we continue to serve healthcare customers where our wayfinding and mobile engagement capabilities address similar on-property navigation and patient experience challenges, and we see meaningful opportunity to extend our AI-enabled products into that vertical as it matures.

"Looking ahead, we remain deeply committed to executing our transformative approach within the hospitality industry, driving ancillary revenue growth while enhancing guest experiences through smart digital engagement. The hospitality industry is entering a new phase where technology, and AI in particular, is no longer simply an add-on feature, but is evolving to become the core infrastructure for maximizing guest experience and property value, unlocking customer operational efficiencies and revenues and delivering personalized guest experiences at scale. Our continued investment in AI, grounded in real product integration and close customer collaboration, is central to that vision.

"Operationally, we are expanding business and sales initiatives, including new sales and marketing personnel to accelerate momentum for our existing products and drive adoption of our AI Concierge and future AI-enabled capabilities. With approximately $100 million in cash and cash equivalents at year-end, we have meaningful capacity to invest in our product research and development, sales, other intellectual property and organic and inorganic growth, including potential acquisitions and partnerships, to deepen our data assets and infrastructure, extend our development platform, and accelerate our AI roadmap." concluded Krol.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest expense (income), income tax expense, depreciation, and further adjusted for non-cash impairment, valuation adjustments and stock-based compensation expense. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides additional information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

US-GAAP NET LOSS TO ADJUSTED EBITDA RECONCILIATION

	Year Ended December 31,
(in thousands)	2025	2024
Net loss	$(11,401)	$(10,316)
Add back: Depreciation	13	16
Add back: Interest expense	32	135
Less: Interest income	(4,268)	(1,732)
Add back: Income tax (benefit) expense	(19)	41
EBITDA	(15,643)	(11,856)
Add back: Stock-based compensation	455	1,656
Less: Gain on extinguishment of debt	-	(535)
Add back: Loss on disposal of subsidiary	-	418
Less: Gain on legal settlement	(959)	-
Adjusted EBITDA	$(16,147)	$(10,317)

About Phunware

Phunware, Inc. (NASDAQ: PHUN) is an enterprise software company specializing in mobile app solutions for hospitality, healthcare and other large property related customers, with integrated intelligent capabilities. We provide businesses with the tools to create, implement, and manage custom mobile applications, analytics, digital advertising, and location-based services. Phunware is transforming mobile engagement by delivering scalable, personalized, and data-driven mobile app experiences.

Phunware’s mission is to achieve unparalleled connectivity and monetization through the widespread adoption of Phunware mobile technologies, leveraging brands, consumers, partners, and market participants. Phunware is poised to expand its software products and services audience through new generative AI products and product enhancements which are in development, utilize and monetize its patents and other intellectual property, and focus on serving its enterprise customers and partners.

For more information on Phunware, please visit www.phunware.com.

Safe Harbor / Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” and similar expressions are intended to identify forward-looking statements. For example, Phunware uses forward-looking statements when it discusses the adoption and impact of emerging technologies and their use across mobile engagement platforms.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. These forward-looking statements involve risks, uncertainties, and other assumptions that may cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the SEC. We undertake no obligation to update any forward-looking statements.

By their nature, forward-looking statements involve risks and uncertainties. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those expressed or implied by these forward-looking statements.

Investor Relations Contact:

Chris Tyson, Executive Vice President
MZ Group - MZ North America
949-491-8235
PHUN@mzgroup.us
www.mzgroup.us

Phunware, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share information)

	December 31,	December 31,
	2025	2024
Assets:
Current assets:
Cash and cash equivalents	$100,587	$112,974
Accounts receivable, net of allowance for credit losses of $113 and $166 as of December 31, 2025 and December 31, 2024, respectively	300	276
Digital currencies	96	103
Prepaid expenses and other current assets	19,164	406
Total current assets	120,147	113,759
Non-current assets:
Property and equipment, net	11	24
Right-of-use asset, net	552	840
Other assets	158	158
Total non-current assets	721	1,022
Total assets	$120,868	$114,781

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,070	$3,754
Accrued expenses	19,905	148
Deferred revenue	1,386	1,034
Lease liability	342	313
PhunCoin subscription payable	1,202	1,202
Total current liabilities	23,905	6,451
Deferred revenue	369	528
Lease liability	277	619
Total noncurrent liabilities	646	1,147
Total liabilities	24,551	7,598
Commitments and contingencies (See Note 7)	-	-
Stockholders' equity
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 20,198,290 shares issued and 20,188,160 shares outstanding as of December 31, 2025 and 20,166,665 shares issued and 20,156,535 shares outstanding as of December 31, 2024	2	2
Treasury stock	(502)	(502)
Additional paid-in capital	421,538	421,003
Accumulated deficit	(324,721)	(313,320)
Total stockholders' equity	96,317	107,183
Total liabilities and stockholders' equity	$120,868	$114,781

Phunware, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share information)

	Year Ended
	December 31,
	2025	2024

Net revenue	$2,553	$3,189
Cost of revenue	1,262	1,735
Gross profit	1,291	1,454
Operating expenses:
Sales and marketing	3,352	2,605
General and administrative	15,295	10,473
Research and development	3,163	2,265
Total operating expenses	21,810	15,343
Operating loss	(20,519)	(13,889)
Other income (expense):
Interest expense	(32)	(135)
Interest income	4,268	1,732
Gain on extinguishment of debt	-	535
Other income, net	4,863	1,482
Total other income	9,099	3,614
Loss before taxes	(11,420)	(10,275)
Income tax benefit (expense)	19	(41)
Net loss	(11,401)	(10,316)
Net loss per share, basic and diluted	$(0.57)	$(0.94)
Weighted-average shares used to compute net loss per share, basic and diluted	20,177,806	10,972,163

Phunware, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	December 31,
	2025	2024
Operating activities
Net loss	$(11,401)	$(10,316)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on extinguishment of debt	-	(535)
Non-cash writeoff of accounts payable	(201)	(1,403)
Stock-based compensation	455	1,656
Other adjustments	(607)	1,219
Changes in operating assets and liabilities:
Accounts receivable	(21)	130
Prepaid expenses and other assets	(258)	86
Accounts payable and accrued expenses	(267)	(2,933)
Lease liability payments	(360)	(682)
Deferred revenue	193	(347)
Net cash used in operating activities from continued operations	(12,467)	(13,125)
Net cash used in operating activities from discontinued operations	-	(177)
Net cash used in operating activities	(12,467)	(13,302)
Investing activities
Net cash for investing activities	-	-
Financing activities
Proceeds from sales of common stock, net of issuance costs	80	122,342
Net cash provided by financing activities	80	122,342

Net (decrease) increase in cash and cash equivalents	(12,387)	109,040
Cash and cash equivalents at the beginning of the period	112,974	3,934
Cash and cash equivalents at the end of the period	$100,587	$112,974

Supplemental disclosure of cash flow information
Interest paid	$32	$31
Income taxes paid	$25	$14
Supplemental disclosures of non-cash financing activities:
Issuance of common stock upon conversion of the 2022 Promissory Note	$-	$4,505
Issuance of common stock for payment of bonuses and consulting fees	$-	$35